State of Delaware

                   Office of the Secretary of State
                   --------------------------------



       I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "RJR NABISCO HOLDINGS CORP.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF JULY, A.D. 1994, AT 3:45 O'CLOCK P.M.

       A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO
  THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.




                                          /s/ Edward J. Freel
                                          -------------------
                                          Secretary of State

                                     Authentication: 7174648
                                     Date: 07-08-94

                      CERTIFICATE OF ELIMINATION
                                  of
                Cumulative Convertible Preferred Stock
                                  of
                      RJR NABISCO HOLDINGS CORP.

                  (Pursuant to Section 151(g) of the
                  Delaware General Corporation Law)



       In accordance with Section 151(g) of the General Corporation Law of the State of Delaware, RJR Nabisco Holdings Corp., a Delaware corporation (the "Corporation"), does hereby certify that the following resolutions respecting its Cumulative Convertible Preferred Stock, stated value $25 per share, were duly adopted by the Corporation's Board of Directors:

       RESOLVED, that no shares of the Corporation's Cumulative
       Convertible Preferred Stock (the "Cumulative Preferred
       Stock") are outstanding and no shares of the Cumulative
       Preferred Stock will be issued; and

       RESOLVED, that the Officers of the Corporation are hereby directed to file with the Secretary of State of the State of Delaware a certificate pursuant to Section 151(g) of the General Corporation Law of the State of Delaware setting forth these resolutions in order to eliminate from the Corporation's Amended and Restated Certificate of Incorporation all reference to the Cumulative Preferred Stock.

       IN WITNESS WHEREOF, RJR Nabisco Holdings Corp. has caused this Certificate to be signed by Jo-Ann Ford, its Vice President and Secretary, and attested by Suzanne P. Jenney, its Assistant
  Secretary, this 1st day of July, 1994.


                                By:  /s/ Jo-Ann Ford
                                     ---------------------------
                                     Jo-Ann Ford
                                     Vice President & Secretary


  ATTEST:

  /s/ Suzanne P. Jenney
  ---------------------
  Suzanne P. Jenney
  Assistant Secretary